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                                                                Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 23, 1996, on our audits of the combined balance sheets as of December 31, 1995 and 1994 and the combined statements of income and cash flows for each of the three years in the period ended December 31, 1995 of Plum Creek Timber, L.P., which report is included in the Form S-3 of Plum Creek Timber Company, L.P. (File Number 333-11727), as amended. We also consent to the reference to out firm under the caption "Experts."




COOPERS & LYBRAND L.L.P.

Seattle, Washington
October 22, 1996